Exhibit 32.2

WRITTEN STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Executive Vice President, Chief Financial Officer and Treasurer of Patterson Companies, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the quarter ended January 29, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ R. Stephen Armstrong
R. Stephen Armstrong
Executive Vice President,
Chief Financial Officer and Treasurer
March 10, 2005